Execution Version

SECOND AMENDED AND RESTATED PROMISSORY NOTE

THIS SECOND AMENDED AND RESTATED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR OTHER APPLICABLE SECURITIES LAW AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR PURSUANT TO AN EXEMPTION FROM REGISTRATION.

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS SECOND AMENDED AND RESTATED PROMISSORY NOTE MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY TREASURY REGULATIONS PROMULGATED UNDER SECTION 1275(c) OF THE CODE.

Holders may obtain information regarding the amount of OID (IF ANY), the issue price, the issue date, and the yield to maturity relating to the notes by contacting THE LEGAL DEPARTMENT at THEMAVEN, INC., 1500 FOURTH AVENUE, SUITE 200, SEATTLE, WA 98101, LEGAL@MAVEN.IO, OR AT (646) 732-4427.

THEMAVEN, INC.

12.00% Note due June 14, 2022

No. R-3
$53,692,634.91	August 27, 2019

THEMAVEN, INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to BRF FINANCE CO., LLC (the foregoing, and any successors or its registered assigns of this Second Amended and Restated Promissory Note, “Holder”), the principal amount of FIFTY-THREE MILLION SIX HUNDRED NINETY-TWO THOUSAND SIX HUNDRED THIRTY-FOUR DOLLARS AND NINETY-ONE CENTS ($53,692,634.91) on the Maturity Date, with interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid balance of such principal amount at the rates, on the dates and in the manner specified in the Note Purchase Agreement (as defined below); provided that in no event shall the amount payable by the Company as interest on this Second Amended and Restated Promissory Note exceed the highest lawful rate permissible under any law applicable hereto. Payments of principal, premium, if any, and interest hereon shall be made in lawful money of the United States of America by the method and at the address for such purpose specified in the Note Purchase Agreement hereinafter referred to, and such payments shall be overdue for purposes hereof if not made on the originally scheduled date of payment therefor, without giving effect to any applicable grace period.

This Second Amended and Restated Promissory Note is one of the Company’s 12.00% Notes due June 14, 2022, issued pursuant to that certain Amended and Restated Note Purchase Agreement dated June 14, 2019 (such agreement, as amended by that certain First Amendment to Amended and Restated Note Purchase Agreement dated as of the date hereof, and as further amended, modified and supplemented from time to time, the “Note Purchase Agreement”) by, among others, the Company, the other Note Parties named therein, and the Purchasers named therein, and the holder hereof is entitled to the benefits of the Note Purchase Agreement and the other Note Documents referred to in the Note Purchase Agreement and may enforce the agreements contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof.

This Second Amended and Restated Promissory Note amends, restates and supersedes and is given in substitution for, but not in extinguishment of, the Note dated June 14, 2019, in the original payment amount of $68,000,000 made by the Company and payable to the order of the Holder, and does not constitute a novation or discharge of the indebtedness evidenced thereby.

This Second Amended and Restated Promissory Note is subject to prepayment only as specified in the Note Purchase Agreement.

Capitalized terms used herein without definition have the meanings ascribed to them in the Note Purchase Agreement.

This Second Amended and Restated Promissory Note is in registered form and is transferable only by surrender hereof at the principal executive office of the Company as provided in the Note Purchase Agreement. This Second Amended and Restated Promissory Note may not be transferred except in accordance with the provisions of the Note Purchase Agreement and any purported transfer in violation of the terms of the Note Purchase Agreement shall be null and void. The Company may treat the person in whose name this Second Amended and Restated Promissory Note is registered on the Note register maintained at such office pursuant to the Note Purchase Agreement as the owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

In case an Event of Default, as defined in the Note Purchase Agreement, shall occur and be continuing, the unpaid balance of the principal of this Second Amended and Restated Promissory Note may be declared and become due and payable in the manner and with the effect provided in the Note Purchase Agreement.

The parties hereto, including the makers and all guarantors and endorsers of this Second Amended and Restated Promissory Note, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Second Amended and Restated Promissory Note.

THIS SECOND AMENDED AND RESTATED PROMISSORY NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the Company has executed this Second Amended and Restated Promissory Note as an instrument under seal as of the date first above written.

THEMAVEN, INC.

By:
Name:	James Heckman
Title:	Chief Executive Officer

[Signature Page to Second Amended and Restated Promissory Note]